  Exhibit 99.01

Contact:

Meg McElroy, Shareholder Relations	301.366.4960
Deanne Eagle, Media Relations	917.837.5866
Susan Roush, Investor Relations	818.222.8330

NEURALSTEM RECEIVES FDA ORPHAN DESIGNATION FOR
SPINAL CORD STEM CELLS FOR TREATMENT OF ALS

ROCKVILLE, Maryland, February 9, 2011 – Neuralstem, Inc. (NYSE Amex: CUR)
announced that the U.S. Food and Drug Administration's Office of Orphan Products Development has granted it orphan drug designation for the treatment of Amyotrophic Lateral Sclerosis (ALS) with its human spinal cord derived neural stem cells (NSI-566RSC), currently in a Phase I safety study to evaluate the safety of the product and the surgical route of administration in a wide range of ALS patients.

"Congress passed the Orphan Drug Act because it recognized that adequate drugs for many rare diseases have not been developed," said Richard Garr, president and CEO of Neuralstem. "The designation of our spinal cord stem cells as an orphan drug underscores the importance of developing effective treatments for patients with ALS. In addition to providing a seven-year term of market exclusivity for our stem cells for ALS upon FDA approval, Orphan Drug Designation also positions Neuralstem to take advantage of certain financial and regulatory benefits, including government grants for conducting clinical trials, waiver of FDA user fees for the submission of a Biologics License Application for NSI-566RSC , and certain tax credits.  It is an important step forward for the company.”

About Neuralstem

Neuralstem's patented technology enables the ability to produce neural stem cells of the human brain and spinal cord in commercial quantities, and the ability to control the differentiation of these cells constitutively into mature, physiologically relevant human neurons and glia. Neuralstem is in a FDA-approved Phase I safety clinical trial for Amyotrophic Lateral Sclerosis (ALS), often referred to as Lou Gehrig's disease.

In addition to ALS, the company is also targeting major central nervous system diseases, including traumatic spinal cord injury, ischemic spastic paraplegia, and Huntington's disease. The company has also submitted an IND (Investigational New Drug) application to the FDA for a Phase I safety trial in chronic spinal cord injury.

Neuralstem also has the ability to generate stable human neural stem cell lines suitable for the systematic screening of large chemical libraries. Through this proprietary screening technology, Neuralstem has discovered and patented compounds that may stimulate the brain's capacity to generate new neurons, possibly reversing the pathologies of some central nervous system conditions.  The company has been approved to commence a Phase Ia safety trial evaluating NSI-189, its first small molecule compound, for the treatment of major depression.  Additional indications could include schizophrenia, Alzheimer's disease, traumatic brain injury, posttraumatic stress syndrome, and stroke.

For more information, please go to www.neuralstem.com http://www.neuralstem.com

Cautionary Statement Regarding Forward Looking Information
This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Neuralstem's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2009, and in its quarterly report on Form 10-Q for the period ended September 30, 2010.

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